Exhibit 10.1

Execution Version

FIRST AMENDMENT
TO THE AMENDED AND RESTATED CREDIT AGREEMENT AND
AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT
Dated as of December 16, 2013
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (including the Ratification attached hereto as Exhibit A, this “Amendment”) between Open Text ULC, as Term Borrower, Open Text ULC, Open Text Inc. and Open Text Corporation, as Revolving Credit Borrowers, the Domestic Guarantors party thereto, each of the Lenders party thereto, Barclays Bank PLC, as sole Administrative Agent and Collateral Agent and Royal Bank of Canada, as Documentary Credit Lender.
RECITALS:
WHEREAS, the Term Borrower, the Revolving Credit Borrowers, the Domestic Guarantors party thereto, each of the financial institutions and other institutional lenders party thereto (the “Lenders”), the Administrative Agent, the Collateral Agent and the Documentary Credit Lender are parties to the Credit Agreement dated as of October 2, 2006, as amended by the First Amendment made as of February 15, 2007, and a Second Amendment dated as of September 24, 2009, as amended and restated by the Amended and Restated Credit Agreement made as of November 9, 2011, and as further amended, supplemented or otherwise modified (the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings given to them in the Credit Agreement) and Open Text Inc., Open Text Holdings, Inc., Open Text USA Inc., Vignette Partnership, LP, EasyLink Services International Corporation (collectively, the “U.S. Grantors”) and the Administrative Agent are parties to the Amended and Restated Security and Pledge Agreement made as of November 9, 2011 and as amended, supplemented or otherwise modified (the “U.S. Security Agreement”);
WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement and U.S. Security Agreement as hereinafter set forth;
WHEREAS, the Administrative Agent has requested that the Loan Parties agree to amend certain other provisions of the Credit Agreement as hereinafter set forth;
WHEREAS, the Administrative Agent, the Collateral Agent, the Lenders and the Loan Parties party hereto are willing to amend the Credit Agreement and U.S. Security Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

1.	The Table of Contents of the Credit Agreement is hereby amended by adding as a new Schedule thereof the following:
“Schedule 13 - Intercreditor Agreement”.

Open Text Corporation - First Amendment

2.	Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in their proper alphabetical order:
“Commodity Exchange Act” means the U.S. Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Hedging Obligation” means, with respect to any Guarantor, any Hedging Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 22.01 and any and all Guarantees of such Guarantor’s Hedging Obligations by other Guarantors) at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedging Obligation. If a Hedging Obligation arises under a master agreement governing more than one hedge, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to hedges for which such Guarantee or security interest is or becomes illegal.
“First Amendment” means that First Amendment to this Agreement, dated as of December 16, 2013, between the Borrowers, the Domestic Guarantors, the Administrative Agent, the Collateral Agent and the Lenders listed on the signature pages thereto.
“First Amendment Effective Date” has the meaning set forth in the First Amendment.
“Guarantees” means, collectively, the Domestic Guarantee and the Foreign Guarantee, and “Guarantee” means any one of them.
“Guarantors” means, collectively, the Domestic Guarantors and the Foreign Guarantors, and “Guarantor” means any one of them.
“Hedging Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, including any Hedging Agreements.
“Qualified ECP Guarantor” means, at any time, each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and, in each case, can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” has the meaning specified in Section 22.13.

3.	The definition of “LIBOR Rate” in Section 1.01 of the Credit Agreement is amended and restated as follows:
““LIBOR Rate” means for any Interest Period with respect to any LIBOR Advance:

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(a)
the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Reuters Screen LIBOR01 (or any successor thereto) for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in U.S. Dollars for delivery on the first day of such Interest Period; or

(b)
if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average London Interbank Offered Rate for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in U.S. Dollars for delivery on the first day of such Interest Period; or

(c)
if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Advance being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by a London Affiliate of the Administrative Agent to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or, if different, the date on which quotations would customarily be provided by leading banks in the London interbank market for deposits of amounts in Dollars for delivery on the first day of such Interest Period.”

4.	Clause (o) of the definition of “Permitted Debt” in Section 1.01 of the Credit Agreement is hereby amended as follows:
(i) by replacing the ratio “2.50:1.00” with “2.75:1.00”; and
(ii) by replacing the words “intercreditor arrangements satisfactory to the Administrative Agent” with the words “subject to intercreditor arrangements in substantially the form of Schedule 13 or otherwise satisfactory to the Administrative Agent”.

5.
Clause (b) of the definition of “Permitted Exceptions” in Section 1.01 of the Credit Agreement is hereby amended by inserting “(including that no grant of any security interest is made of the Equity Interests of any non-U.S. entity treated as a “controlled foreign corporation” within the meaning of Section 957(a) of the Code to the extent the Equity Interests of such non-U.S. entity are held by a U.S. entity treated as a corporation for U.S. federal income tax purposes)” immediately following the words “the grant of such security interest or other applicable Encumbrance at Law therein”.

6.	Section 2.12(d) of the Credit Agreement is amended by inserting: “or, in the case of the real

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property located at 5347 West 161st Street, Brook Park, Ohio, by no later than 12 months following the First Amendment Effective Date (if a Loan Party owns such real property)” immediately following the words “Material Owned Property”.

7.	Section 7.02(8)(e) of the Credit Agreement is amended and restated as follows:
“(e)    Restricted Payments by the Loan Parties and their Subsidiaries in an aggregate amount not to exceed in any Financial Year 35% of Consolidated EBITDA for such Financial Year,”.

8.
Section 7.02(12) of the Credit Agreement is amended by inserting “and the Sale-Leaseback Transaction on market terms involving the Assets located at 5347 West 161st Street, Brook Park, Ohio,” immediately following the phrase “Except as otherwise provided for in this Agreement,”.

9.	Section 13.03 of the Credit Agreement is amended by adding the following as clause (4) thereof:
“Notwithstanding anything to the contrary contained herein or in any other Credit Document, any duty, role, responsibility, action or inaction contemplated or required on the part of the Administrative Agent or the Collateral Agent in any Credit Document is expressly subject to the terms and conditions of the intercreditor agreement contemplated by clause (o) of the definition of Permitted Debt and Barclays Bank PLC, in its capacity as an “intercreditor agent” thereunder, (a) shall be entitled to the rights, powers, benefits, protections, immunities and indemnities provided and afforded to the Administrative Agent or the Collateral Agent in any Credit Document and (b) is intended to be a third party beneficiary of this Section 13.03(4) with full rights and powers to enforce this Section 13.03(4) as if a party hereto.”

10.	Section 22.01 of the Credit Agreement is amended by amending and restating the first paragraph thereof as follows:
“To induce the Administrative Agent, the Collateral Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Accommodations, and in consideration thereof, each Domestic Guarantor hereby, jointly and severally, and irrevocably and unconditionally, guarantees to the Administrative Agent, the Collateral Agent, the Lenders, the Cash Management Banks party to any Eligible Cash Management Agreements and the Hedge Lenders party to any Eligible Hedging Agreements (the Administrative Agent, the Collateral Agent, the Lenders, such Cash Management Banks and such Hedge Lenders are collectively, the “Guaranteed Parties” and each a “Guaranteed Party”), due and punctual payment and performance to the Guaranteed Parties upon written demand made in accordance with the terms of this Agreement of all debts, liabilities and obligations of or owing by each Borrower to any Guaranteed Party at any time and from time to time, present and future, direct and indirect, absolute and contingent, matured or not, arising from this Agreement, any Eligible Cash Management Agreements, any Eligible Hedging Agreements or any other Credit Document, and all amendments, restatements, replacements, renewals, extensions, or supplements and continuations thereof, and whether any Borrower is bound alone or with another or others, and whether as principal or surety, and including without limitation, all liabilities of each Borrower arising as a consequence of its failure to pay or fulfill any of such debts, liabilities and obligations, excluding for all purposes of the foregoing for any Domestic Guarantor, all Hedging Obligations that constitute Excluded Hedging

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Obligations for such Domestic Guarantor (collectively, the “Guaranteed Obligations”).”

11.	Section 22.01 of the Credit Agreement is amended by inserting the following paragraph immediately following the first paragraph thereof as follows:
“Each Domestic Guarantor that is a Qualified ECP Guarantor at the time of the Guarantee made by such Domestic Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder (a “Specified Loan Party”) or the grant of a security interest under the Credit Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Hedging Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Hedging Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Credit Documents in respect of such Hedging Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 22.01, or otherwise under this Agreement or any other Credit Document, voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Domestic Guarantor under this Article shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or been terminated. Each Domestic Guarantor intends this Section 22.01 to constitute, and this Section 22.01 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”

12.	Article 22 of the Credit Agreement is hereby amended by adding as Section 22.13 thereof:
“Section 22.13 Intercreditor Agreement. Each Lender hereby approves the Intercreditor Agreement and authorizes the Administrative Agent to execute the Intercreditor Agreement on its behalf.”

13.	The Schedules to the Credit Agreement are hereby amended by adding Exhibit B hereto as Schedule 13 therein.
SECTION 2. AMENDMENTS TO U.S. SECURITY AGREEMENT

1.
Clause (8) of the Preliminary Statements to the U.S. Security Agreement is amended by adding a new sentence that reads “ “Required Lenders” means the Majority Lenders, or to the extent required by Section 17.01(2) of the Credit Agreement, all of the Lenders.” to the end thereof.

2.
Section 1(k) of the U.S. Security Agreement is amended by: (A) replacing “or (ii)” with “, (ii)”; and (B) inserting “or (iii) the Equity Interests of any non-U.S. entity treated as a “controlled foreign corporation” within the meaning of Section 957(a) of the Code to the extent the Equity Interests of such non-U.S. entity are held by a U.S. entity treated as a corporation for U.S. federal income tax purposes” immediately following the words “required to grant such security interest under Law”.

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SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS
The provisions set forth in Sections 1 and 2 hereof shall be effective as of the date first above written (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived in accordance with Section 17.01 of the Credit Agreement and, in the case of paragraph C. below, any such waiver shall require the acceptance thereof by the Borrowers in writing to be effective):
A. the Borrowers, the Domestic Guarantors and the Majority Lenders (representing both unused Commitments and outstanding loans of each such Lender) have indicated their agreement by the execution and delivery of the signature pages hereof to the Administrative Agent;
B. each of the Foreign Guarantors shall have duly executed and delivered a counterpart signature to the Ratification attached to this Amendment to the Administrative Agent;
C. Open Text shall have acquired all of the outstanding equity interests of GXS Group, Inc.; and
D. subject to the other conditions of this Section 3 having been satisfied, the Borrower shall have paid:
(i)    to the Administrative Agent for the ratable account and benefit of each Lender who has delivered to the Administrative Agent its executed signature page hereof on or before 5:00 p.m. Eastern Standard Time on December 16, 2013, a fee equal to 0.05% of the aggregate principal amount of the unused Commitments and outstanding loans of each such Lender; and
(ii)    all reasonable fees and documented out-of-pocket expenses owing to the Administrative Agent (including the reasonable fees and out-of-pocket costs of legal counsel to the Administrative Agent) incurred in connection with the transactions contemplated under this Amendment in accordance with Section 15.01 of the Credit Agreement.
SECTION 4. REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent and each Lender as follows as of the First Amendment Effective Date:
A. Corporate Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company or partnership power and authority, as applicable, to enter into this Amendment.
B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of its obligations under this Amendment and the Credit Agreement (as amended by this Amendment) have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, on the part of each of the Loan Parties.
C. Governmental Approvals; No Conflicts. The execution, delivery and performance of this Amendment (a) does not require any consent or approval of, notice to, or filing with, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate the charter, by-laws, operating agreement or other organizational documents of the Loan Parties, (c) will not violate any applicable law or regulation or any applicable order of any Governmental Authority, except for such violation which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (d) will not violate, in any material respect, or result in a material default under any material indenture, agreement or other instrument binding upon the Loan Parties or its assets, or give rise to a right

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thereunder to require any payment to be made by a Loan Party, except for such violation, default or payment which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any lien on any asset of a Loan Party, except liens permitted under the Security Documents.
D. Binding Obligation. This Amendment has been duly executed and delivered by each of the Loan Parties and is the legally valid and binding obligation of each of the Loan Parties enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or limiting creditors’ rights generally or equitable principles relating to enforceability.
E. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default.
SECTION 5. MISCELLANEOUS
A. Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Administrative Agent, the Collateral Agent, each of the Lenders and each of the Loan Parties.
B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
C. Reference to Credit Agreement and U.S. Security Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement or U.S. Security Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement or U.S. Security Agreement (as applicable), and each reference in the other Loan Documents to the “Credit Agreement”, “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement or U.S. Security Agreement (as applicable) shall mean and be a reference to the Credit Agreement as amended by this Amendment or U.S. Security Agreement (as applicable).
D. Effect on Credit Agreement and U.S. Security Agreement. Except as specifically amended in Sections 1 and 2 of this Amendment, the Credit Agreement, the U.S. Security Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
E. Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Credit Agreement, the U.S. Security Agreement or any of the other Credit Documents.

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F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
G. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE IN THAT PROVINCE.
H. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers.

OPEN TEXT ULC, as Revolving Credit Borrower, Term Borrower and Domestic Guarantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Authorized Signatory

OPEN TEXT CORPORATION, as Revolving Credit Borrower and Domestic Guarantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Authorized Signatory

OPEN TEXT INC., as Revolving Credit Borrower, Domestic Guarantor and U.S. Grantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Authorized Signatory

OPEN TEXT USA INC., as Domestic Guarantor and U.S. Grantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

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VIGNETTE PARTNERSHIP, LP, by its general partner OPEN TEXT CANADA LTD., as Domestic Guarantor and U.S. Grantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

OPEN TEXT HOLDINGS, INC., as Domestic Guarantor and U.S. Grantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

EASYLINK SERVICES INTERNATIONAL CORPORATION, as Domestic Guarantor and U.S. Grantor
By:	/s/Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

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BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent
By:	/s/Irina Dimova
Name: Irina Dimova
Title: Vice President

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AOZORA BANK, LTD.
By:	/s/Hiroshi Matsumoto
Name: Hiroshi Matsumoto
Title: Authorized Signatory

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Bank of Montreal
By:	/s/Jeff Currie
Name: Jeff Currie
Title: Director

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[Lender] BANK OF TOKYO-MITSUBISHI UFJ (CANADA)
By:	/s/Kaiser Islam
Name: Kaiser Islam
Title: Director

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Canadian Imperial Bank of Commerce
By:	/s/William J. Chrumka
Name: WILLIAM J. CHRUMKA
Title: EXECUTIVE DIRECTOR

By:	/s/Ben Fallico
Name: Ben Fallico
Title: Executive Director

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Canadian Western Bank
By:	/s/Mykhaylo Hotsaliuk
Name: Mykhaylo Hotsaliuk
Title: AVP

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Cathay Bank
By:	/s/Nancy A. Moore
Name: Nancy A. Moore
Title: Senior Vice President

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Chang Hwa Commercial Bank, Ltd. New York Branch
By:	/s/Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: VP & General Manager

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[CTBC Bank Co., Ltd New York Branch] (Formerly known as Chinatrust Commercial Bank New York Branch)
By:	/s/Ralph Wu
Name: Ralph Wu
Title: SVP, Branch General Manager

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ACA CLO 2006-1 LTD
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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ACA CLO 2006-2 LTD
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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ACA CLO 2007-1 LTD
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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APIDOS CDO II
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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APIDOS CDO III
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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APIDOS CDO IV
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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APIDOS CDO V
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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APIDOS CINCO CDO
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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APIDOS QUATTRO CDO
By: Its Investment Advisor CVC Credit Partners, LLC
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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SAN GABRIEL CLO I LTD
By: Its Investment Advisor CVC Credit Partners, LLC
On behalf of Resource Capital Asset Management (RCAM)
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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SHASTA CLO I LTD
By: Its Investment Advisor CVC Credit Partners, LLC
On behalf of Resource Capital Asset Management (RCAM)
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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SIERRA CLO II LTD
By: Its Investment Advisor CVC Credit Partners, LLC
On behalf of Resource Capital Asset Management (RCAM)
By:	/s/Oscar K. Anderson
Name: Oscar K. Anderson
Title: MD/PM

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Fifth Third Bank, operating through its Canadian Branch,
By:	/s/Mauro Spagnolo
Name: Mauro Spagnolo
Title: Principal Officer

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HSBC Bank Canada
By:	/s/Jesse MacMasters
Name: Jesse MacMasters
Title: Head Of Large Corporate - Ontario

By:	/s/Andrew Sclater
Name: Andrew Sclater
Title: GLOBAL RELATIONSHIP MANAGER Corporate Banking

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ICICI BANK CANADA
By:	/s/Sandeep Goel
Name: Sandeep Goel
Title: Vice President & Chief Risk Officer ICICI Bank Canada

By:	/s/Leslie Mathew
Name: Leslie Mathew
Title: Assistant Vice President Corporate Banking ICICI Bank Canada

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JPMorgan Chase Bank N.A.
By:	/s/David F. Gibbs
Name: David F. Gibbs
Title: Managing Director

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[Lender] MEGA INTERNATIONAL COMMERCIAL BANK (CANADA)
By:	/s/Jensen Loo
Name: JENSEN LOO
Title: Authorized Signatory

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NATIONAL BANK OF CANADA
By:	/s/David Sellitto
Name: David Sellitto
Title: Director

By:	/s/David Torrey
Name: David Torrey
Title: Managing Director

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Raymond James Bank, N.A
By:	/s/Zubair Mumtaz
Name: Zubair Mumtaz
Title: Vice President - Corporate Banking

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RBS Citizens, N.A.
By:	/s/James P. Minton
Name: James P. Minton
Title: Vice President

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Royal Bank of Canada
By:	/s/Brad Clarkson
Name: Brad Clarkson
Title: Authorized Signatory

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[State Bank of India(Canada)]
By:	/s/P. Sundararajan
Name: P. Sundararajan
Title: Vice President, Credit

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SUMITOMO MITSUI BANKING CORPORATION
By:	/s/David W. Kee
David W. Kee
Managing Director

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Sumitomo Mitsui Trust Bank, Limited, New York Branch
By:	/s/Albert C. Tew II
Name: Albert C. Tew II
Title: Authorized Signatory VICE PRESIDENT

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Taiwan Cooperative Bank Ltd., Seattle Branch
By:	/s/Ming Chih Chen
Name: Ming Chih Chen
Title: VP & General Manager

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The Bank of Nova Scotia
By:	/s/A. Kotsidis
Name: A. Kotsidis
Title: Authorized Signatory

By:	/s/H. Wylie
Name: H. Wylie
Title: Authorized Signatory

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Union Bank, N.A.
By:	/s/Annabella Guo
Name: Annabella Guo
Title: Vice President

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WELLS FARGO CAPITAL FINANCE, LLC
By:	/s/Sharmila Kumar
Name: Sharmila Kumar
Title: Authorized Signatory

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EXHIBIT A
RATIFICATION
Each of the undersigned hereby (a) acknowledges and consents to the foregoing First Amendment to the Amended and Restated Credit Agreement (the “First Amendment”) and the Borrowers’ execution thereof, (b) ratifies and confirms all of their respective obligations and liabilities under the Credit Documents (as amended by the First Amendment) to which any of them is a party and ratifies and confirms that such obligations and liabilities remain in full force and effect and extend to and continue in effect with respect to and continue to guarantee and secure, as applicable, the obligations of the applicable Loan Parties under the Credit Documents, and (c) acknowledges and confirms that the liens and security interests granted pursuant to the Security Documents are and continue to be valid and perfected liens and security interests (subject only to Permitted Encumbrances) that secure the obligations described therein as being secured thereby on and after the date hereof.

OPEN TEXT SA, as Foreign Guarantor
By:	/s/ Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory
By:	/s/Walter Koehler
Name: Walter Koehler
Title: Duly Authorized Signatory

OPEN TEXT COOPERATIEF UA, as Foreign Guarantor
By:	/s/ Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

OPEN TEXT Sarl, as Foreign Guarantor
By:	/s/ Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

Open Text Corporatioin - First Amendment - Ratification

OPEN TEXT SOFTWARE GmbH, as Foreign Guarantor
By:	/s/Walter Koehler
Name: Walter Koehler
Title: Duly Authorized Signatory

OPEN TEXT UK LIMITED, as Foreign Guarantor
By:	/s/ Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

OPEN TEXT FINANCE Sarl, as Foreign Guarantor
By:	/s/ Paul McFeeters
Name: Paul McFeeters
Title: Duly Authorized Signatory

Open Text Corporatioin - First Amendment - Ratification

EXHIBIT B
INTERCREDITOR AGREEMENT

Open Text Corporation - First Amendment - Intercreditor Agreement

PARI PASSU INTERCREDITOR AGREEMENT

dated as of

January [_], 2014

among

Barclays Bank PLC,
as Intercreditor Agent as of the date hereof,

Barclays Bank PLC,
as Authorized Representative under the 2011 Credit Agreement,

Barclays Bank PLC,
as Authorized Representative under the 2014 Credit Agreement,

and

each additional Authorized Representative from time to time party hereto relating to

OPEN TEXT CORPORATION

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TABLE OF CONTENTS
Page
ARTICLE I
Definitions
ARTICLE III
Existence and Amounts of Liens and Obligations
ARTICLE IV
The Intercreditor Agent

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ARTICLE V
Miscellaneous

Annexes and Exhibits

Annex A    Consent of Grantors

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This PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of [_____], 20[__], is among BARCLAYS BANK PLC, as Intercreditor Agent (as defined herein), BARCLAYS BANK PLC, as Authorized Representative for the 2011 Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “2011 Administrative Agent”), BARCLAYS BANK PLC, as Authorized Representative for the 2014 Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “2014 Administrative Agent”), and each additional Authorized Representative from time to time party hereto for the Other First-Priority Secured Parties of the Series with respect to which it is acting in such capacity, as consented to by the Grantors in the Consent of Grantors.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Barclays Bank PLC, in its capacity as Intercreditor Agent, the 2011 Administrative Agent (for itself and on behalf of the 2011 Credit Agreement Secured Parties), the 2014 Administrative Agent (for itself and on behalf of the 2014 Credit Agreement Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First-Priority Secured Parties of the applicable Series) agree as follows:
ARTICLE I

Definitions
SECTION 1.01    Construction; Certain Defined Terms.
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) unless otherwise expressly stated herein, all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
(b)    It is the intention of the First-Priority Secured Parties of each Series that the holders of First-Priority Obligations of such Series (and not the First-Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First-Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First-Priority Obligations), (y) any of the First-Priority Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First-Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First-Priority Obligations and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) on a basis ranking prior to the security interest of such Series of First-Priority Obligations but junior to the security interest of any other Series of

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First-Priority Obligations or (ii) the existence of any Collateral for any other Series of First-Priority Obligations that is not Common Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First-Priority Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First-Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First-Priority Obligations, and the rights of the holders of such Series of First-Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of First-Priority Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First-Priority Obligations subject to such Impairment. Additionally, in the event the First-Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First-Priority Obligations or the Secured Credit Documents governing such First-Priority Obligations shall refer to such obligations or such documents as so modified.
(c)    Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the 2011 Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:
“2011 Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.
“2011 Credit Agreement” means that certain Credit Agreement, dated as of October 2, 2006, amended as of February 15, 2007, further amended as of September 24, 2009, amended and restated as of November 9, 2011 and further amended as of the date of this agreement, among Open Text ULC, the Company, the other borrowers party thereto, the lending institutions from time to time parties thereto, the 2011 Administrative Agent and the other parties thereto as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including, in the event such 2011 Credit Agreement is terminated or replaced and the Company subsequently enters into any agreement or other document evidencing any Indebtedness in the form of loans or commitments to make loans or issue letters of credit, such agreement or other document if designated by the Company to be the “2011 Credit Agreement” hereunder.
“2011 Credit Agreement Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent for the 2011 Credit Agreement Secured Parties, together with its successors and assigns in such capacity.
“2011 Credit Agreement Documents” means the 2011 Credit Agreement and the other “Credit Documents” as defined in the 2011 Credit Agreement (or any Equivalent Provision thereof).
“2011 Credit Agreement Obligations” means all “Guaranteed Obligations” (as such term is defined in the 2011 Credit Agreement (or the Equivalent Provision thereof)) of the Company and other obligors under the 2011 Credit Agreement or any of the other 2011 Credit Agreement Documents and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the 2011 Credit Agreement Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the 2011 Credit Agreement Documents, according to the respective terms thereof.
“2011 Credit Agreement Secured Parties” means the “Guaranteed Parties” as defined in

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the 2011 Credit Agreement (or the Equivalent Provision thereof).
“2014 Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns.
“2014 Credit Agreement” means that certain Credit Agreement, dated as of January [__], 2014, among [Ocelot Merger Sub, Inc.], the Company, the other Grantors party thereto, the lending institutions from time to time parties thereto, the 2014 Administrative Agent and the other parties thereto as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, including, in the event such 2014 Credit Agreement is terminated or replaced and the Company subsequently enters into any agreement or other document evidencing any Indebtedness in the form of loans or commitments to make loans or issue letters of credit, such agreement or other document if designated by the Company to be the “2014 Credit Agreement” hereunder.
“2014 Credit Agreement Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent for the 2014 Credit Agreement Secured Parties, together with its successors and assigns in such capacity.
“2014 Credit Agreement Documents” means the 2014 Credit Agreement and the other “Credit Documents” as defined in the 2014 Credit Agreement (or any Equivalent Provision thereof).
“2014 Credit Agreement Obligations” means all “Guaranteed Obligations” (as such term is defined in the 2014 Credit Agreement (or the Equivalent Provision thereof)) of the Company and other obligors under the 2014 Credit Agreement or any of the other 2014 Credit Agreement Documents and all other obligations to pay principal, premium, if any, and interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the 2014 Credit Agreement Documents and the performance of all other Obligations of the obligors thereunder to the lenders and agents under the 2014 Credit Agreement Documents, according to the respective terms thereof.
“2014 Credit Agreement Secured Parties” means the “Guaranteed Parties” as defined in the 2014 Credit Agreement (or the Equivalent Provision thereof).
“Act of Required Debtholders” means, as to any matter at any time:
(a)    prior to the Discharge of Credit Agreement Obligations, a direction in writing delivered to the Intercreditor Agent by or with the written consent of the holders of (x) if the direction relates to an action that requires the consent of “all Lenders” or “all affected Lenders” under the 2011 Credit Agreement or the 2014 Credit Agreement, 100% of the sum of and (y) otherwise, a majority of the sum of:
i.the aggregate outstanding principal amount of Credit Agreement Obligations (including outstanding letters of credit whether or not then available or drawn); and
ii.the aggregate unfunded commitments to extend credit which, when funded, would constitute Credit Agreement Obligations; and

(b)    at any time after the Discharge of Credit Agreement Obligations, a direction in writing delivered to the Intercreditor Agent by or with the written consent of the Major Non-Controlling Authorized Representative.
For purposes of this definition, votes will be determined in accordance with Section 4.08.

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“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Authorized Representative” means (i) in the case of any 2011 Credit Agreement Credit Agreement Obligations or the 2011 Credit Agreement Secured Parties, the 2011 Administrative Agent, (ii) in the case of the 2014 Credit Agreement Credit Agreement Obligations or the 2014 Credit Agreement Secured Parties, the 2014 Administrative Agent and (iii) in the case of any Series of Other First-Priority Obligations or Other First-Priority Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code, the BIA, the CCCA and any similar applicable Federal, provincial, state or foreign law for the relief of debtors.
“BIA” means the Bankruptcy and Insolvency Act (Canada), as amended from time to time.
“Cash Management Obligations” means, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of “Eligible Cash Management Agreements” as defined in the 2011 Credit Agreement or the 2014 Credit Agreement.
“CCAA” means the Companies’ Creditors Arrangement Act (Canada), as amended from time to time.
“Collateral” means all assets and properties subject to Liens created pursuant to any First-Priority Collateral Document to secure one or more Series of First-Priority Obligations.
“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First-Priority Obligations (or their respective Authorized Representatives on behalf of such holders) hold a valid and perfected security interest or Lien (including, without limitation, in respect of equity interests of Foreign Subsidiaries directly owned by any Grantor that have been pledged as Collateral) at such time. If more than two Series of First-Priority Obligations are outstanding at any time and the holders of less than all Series of First-Priority Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Common Collateral for those Series of First-Priority Obligations that hold a valid and perfected security interest or Lien in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.
“Company” means Open Text Corporation.
“Consent of Grantors” means the Consent of Grantors in the form of Annex A attached hereto.
“Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.
“Controlling Secured Parties” means, with respect to any Common Collateral, (a) prior to

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the Discharge of Credit Agreement Obligations, the Credit Agreement Secured Parties and (b) after the Discharge of Credit Agreement Obligations, the Series of First-Priority Secured Parties whose Authorized Representative would be, if the Discharge of Credit Agreement Obligations had not occurred, the Major Non-Controlling Authorized Representative.
“Credit Agreement Obligations” means, collectively, the 2011 Credit Agreement Obligations and the 2014 Credit Agreement Obligations.
“Credit Agreement Secured Parties” means, collectively, the 2011 Credit Agreement Secured Parties and the 2014 Credit Agreement Secured Parties.
“Discharge” means, with respect to any Series of First-Priority Obligations, the occurrence of all of the following:
(a)    termination or expiration of all commitments to extend credit that would constitute First-Priority Obligations;
(b)    payment in full in cash of the principal of, and interest and premium, if any, on all First-Priority Obligations (other than any undrawn letters of credit);
(c)    discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First-Priority Document) of all outstanding letters of credit constituting First-Priority Obligations; and
(d)    payment in full in cash of all other First-Priority Obligations that are outstanding and unpaid at the time such debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
The term “Discharged” has a corresponding meaning.
“Discharge of Credit Agreement Obligations” means the Discharge of the 2011 Credit Agreement Obligations and the 2014 Credit Agreement Obligations; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations or an incurrence of First-Priority Obligations secured by Common Collateral under an Other First-Priority Agreement evidencing loans, letters of credit or commitments to make loans or issue letters of credit, which has been designated in writing by the Company to the Intercreditor Agent and each other Authorized Representative as the “2011 Credit Agreement” or the “2014 Credit Agreement” for purposes of and in accordance with this Agreement.
“Equivalent Provision” means, with respect to any reference to a specific provision of an agreement in effect on the date hereof (the “original agreement”), if such agreement is amended, restated, supplemented, modified or replaced after the date hereof in a manner permitted hereby, the provision in such amended, restated, supplemented, modified or replacement agreement that is the equivalent to such specific provision in such original agreement.
“Event of Default” means an Event of Default under and as defined in the 2011 Credit Agreement, the 2014 Credit Agreement or any other Other First Priority Agreement (or, in each case, the Equivalent Provision thereof).

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“First-Priority Cash Management Obligations” means any Cash Management Obligations secured by any Common Collateral under the First-Priority Collateral Documents.
“First-Priority Collateral Documents” means any agreement, instrument or document entered into in favor of any Authorized Representative for purposes of securing any Series of First-Priority Obligations.
“First-Priority Hedging Obligations” means any Hedging Obligations secured by any Common Collateral under the First-Priority Collateral Documents.
“First-Priority Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) each Series of Other First-Priority Obligations and (iii) any other First-Priority Hedging Obligations and First-Priority Cash Management Obligations (which shall be deemed to be part of the Series of Other First-Priority Obligations to which they relate to the extent provided in the applicable Other First-Priority Agreement).
“First-Priority Secured Parties” means (a) the Credit Agreement Secured Parties and (b) the Other First-Priority Secured Parties with respect to each Series of Other First-Priority Obligations.
“Grantors” means Open Text ULC, Ocelot Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and, immediately following the consummation of the merger of Merger Sub into GXS Group, Inc., a Delaware corporation (“GXS”), GXS, the Company and each of the Subsidiaries of the Company that has executed and delivered a First-Priority Collateral Document as a grantor thereunder.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under an “Eligible Hedging Agreement” as defined in the 2011 Credit Agreement or the 2014 Credit Agreement.
“Impairment” has the meaning assigned to such term in Section 1.01(b).
“Intercreditor Agent” means, with respect to any Common Collateral, (i) until the Discharge of Credit Agreement Obligations, Barclays Bank PLC or any successor appointed in accordance with Section 4.02(b) and (ii) from and after the Discharge of Credit Agreement Obligations, the Major Non-Controlling Authorized Representative or any other person appointed pursuant to Section 4.02(b).
“Interim Financing” has the meaning assigned to such term in Section 2.05(b).
“Interim Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“Interim Lenders” has the meaning assigned to such term in Section 2.05(b).
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up

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of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency (except for any voluntary liquidation, dissolution or other winding up to the extent permitted by the applicable Secured Credit Documents); or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
It is understood and agreed that the definition of “Insolvency or Liquidation Proceeding” in the Intercreditor Agreement does not amend or modify Section 8.01(l) of the 2011 Credit Agreement or Section 7.01(l) of the 2014 Credit Agreement which shall govern with respect to the Grantors.
“Intercreditor Agent” has the meaning assigned to such term in Section 5.14(b).
“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).
“Joinder Agreement” means the documents required to be delivered by an Authorized Representative to the Intercreditor Agent pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First-Priority Obligations or a Refinancing of any Series of First-Priority Obligations.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Major Non-Controlling Authorized Representative” means, with respect to any Common Collateral, the Authorized Representative of the Series of Other First-Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First-Priority Obligations with respect to such Common Collateral.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Controlling Authorized Representative” means, at any time with respect to any Common Collateral, any Authorized Representative that is not the Intercreditor Agent at such time with respect to such Common Collateral.
“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First-Priority Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.
“Obligations” means any principal, interest (including any interest accruing after the commencement of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such proceeding), penalties, fees indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any indebtedness.

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“Other First-Priority Agreement” means each of the agreements, documents and instruments providing for, evidencing or securing any Other First-Priority Obligations and any other related document or instrument executed or delivered pursuant to any Other First-Priority Agreement at any time or otherwise evidencing or securing any indebtedness arising under any First-Priority Document and includes the 2014 Credit Agreement.
“Other First-Priority Obligations” means any indebtedness or Obligations (other than 2011 Credit Agreement Obligations, 2011 Hedging Obligations, 2011 Cash Management Obligations, 2014 Credit Agreement Obligations, 2014 Hedging Obligations and 2014 Cash Management Obligations) of the Grantors that are to be secured with a Lien pari passu with the Liens on the Collateral securing the 2011 Credit Agreement Obligations and are designated by the Company as Other First-Priority Obligations hereunder; provided, however, the requirements set forth in Section 5.14 shall have been satisfied.
“Other First-Priority Secured Party” means the holders of any Other First-Priority Obligations and any Authorized Representative with respect thereto and includes the 2014 Credit Agreement Secured Parties.
“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Possessor Agent” has the meaning specified in Section 2.09(a).
“Possessory Collateral” means any Common Collateral in the possession or control of a Possessor Agent, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code or PPSA of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, (x) any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of a Possessor Agent under the terms of the First-Priority Collateral Documents and (y) any deposit accounts, securities accounts, commodity accounts or uncertificated securities, in each case, subject to a control agreement in favor of a Possessor Agent under the terms of the First Priority Collateral Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.
“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of the Administrative Agent’s or the Collateral Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, “PPSA” shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any 2011 Credit Agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

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“Secured Credit Document” means (i) the Credit Documents (as defined in the 2011 Credit Agreement), (ii) the Credit Documents (as defined in the 2014 Credit Agreement) and (iii) each Other First-Priority Agreement.
“Series” means (a) with respect to the First-Priority Secured Parties, each of (i) the 2011 Credit Agreement Secured Parties (in their capacities as such), (ii) the 2014 Credit Agreement Secured Parties (in their capacity as such) and (iii) the Other First-Priority Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First-Priority Secured Parties) and (b) with respect to any First-Priority Obligations, each of (i) the 2011 Credit Agreement Credit Agreement Obligations, (ii) the 2014 Credit Agreement Credit Agreement Obligations and (iii) the Other First-Priority Obligations incurred pursuant to any Other First-Priority Agreement (other than the 2014 Credit Agreement), which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First-Priority Obligations).
“Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
ARTICLE II
Priorities and Agreements with Respect to Common Collateral
SECTION 2.01    Priority of Claims.
(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Intercreditor Agent or any First-Priority Secured Party is taking action to enforce rights in respect of any Common Collateral, or any distribution is made in respect of any Common Collateral in any Bankruptcy Case of any Grantor or any First-Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Common Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First-Priority Secured Party or received by the Intercreditor Agent or any First-Priority Secured Party pursuant to any such intercreditor agreement with respect to such Common Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First-Priority Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Intercreditor Agent in the order specified below:
FIRST, to the payment of all costs and expenses incurred by the Intercreditor Agent and any other Authorized Representative in connection with such collection or sale or otherwise in connection with this Agreement, any Secured Credit Document or any of the First-Priority Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Intercreditor Agent or the relevant Authorized Representatives hereunder or under any Secured Credit Document on behalf of any Grantor, any other costs or expenses incurred in connection with the exercise

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of any right or remedy hereunder or under any Secured Credit Document, and all other fees, indemnities and other amounts owing or reimbursable to the Intercreditor Agent or any other Authorized Representative hereunder or under any Secured Credit Document;
SECOND, to the Authorized Representatives for each Series of First-Priority Obligations on a pro rata basis in accordance with the respective amounts of the First-Priority Obligations owed to the First-Priority Secured Parties of each such Series on the date of any such distribution (with the amounts so applied to each Series to be distributed by the Authorized Representative for such Series as specified in the applicable Secured Credit Documents for such Series) until the Discharge of each Series of First-Priority Obligations has occurred; and
THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
If, despite the provisions of this Section 2.01(a), any First-Priority Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First-Priority Obligations to which it is then entitled in accordance with this Section 2.01(a), such First-Priority Secured Party shall hold such payment or recovery in trust for the benefit of all First-Priority Secured Parties for distribution in accordance with this Section 2.01(a).
Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First-Priority Secured Party and, without limiting the foregoing, after taking into account the effect of any applicable intercreditor agreements) has a lien or security interest that is junior in priority to the security interest of any Series of First-Priority Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First-Priority Obligations (such third party an “Intervening Creditor”), the value of any Common Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or Proceeds to be distributed in respect of the Series of First-Priority Obligations with respect to which such Impairment exists.
(b)    It is acknowledged that the First-Priority Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First-Priority Secured Parties of any Series.
(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First-Priority Obligations granted on the Common Collateral and notwithstanding any provision of the Uniform Commercial Code or PPSA of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First-Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b) hereof), each First-Priority Secured Party hereby agrees that the Liens securing each Series of First-Priority Obligations on any Common Collateral shall be of equal priority.
SECTION 2.02    Actions with Respect to Common Collateral; Prohibition on Contesting Liens.
(a)    With respect to any Common Collateral, (i) notwithstanding Section 2.01, only the Intercreditor Agent shall act or refrain from acting with respect to the Common Collateral, (ii) the

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Intercreditor Agent shall not follow any instructions with respect to such Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral) from any NonControlling Authorized Representative (or any other First-Priority Secured Party) and (iii) no Non-Controlling Authorized Representative or other First-Priority Secured Party (other than the Intercreditor Agent) shall or shall instruct the Intercreditor Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Common Collateral (including with respect to any intercreditor agreement with respect to any Common Collateral), whether under any First-Priority Collateral Document, applicable law or otherwise, it being agreed that only the Intercreditor Agent shall be entitled to take any such actions or exercise any such remedies with respect to Common Collateral. Notwithstanding the equal priority of the Liens, the Intercreditor Agent may deal with the Common Collateral as if the Controlling Secured Parties had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Intercreditor Agent or the Controlling Secured Party or any other exercise by the Intercreditor Agent or the Controlling Secured Party of any rights and remedies relating to the Common Collateral or seek to cause the Intercreditor Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First-Priority Secured Party, Intercreditor Agent or any Authorized Representative with respect to any Collateral not constituting Common Collateral.
(b)    Each of the Authorized Representatives agrees that it will not accept any Lien on any Common Collateral for the benefit of any Series of First-Priority Obligations (other than funds deposited for the discharge or defeasance of any Other First-Priority Agreement) other than pursuant to the First-Priority Collateral Documents and, by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First-Priority Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First-Priority Collateral Documents applicable to it.
(c)    Each of the First-Priority Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First-Priority Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Intercreditor Agent, any Authorized Representative or any other First-Priority Secured Party to enforce this Agreement.
SECTION 2.03    No Interference; Payment Over.
(a)    Each First-Priority Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First-Priority Obligations of any Series or any First-Priority Collateral Document or the validity, attachment, perfection or priority of any Lien under any First-Priority Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Common Collateral by the Intercreditor Agent, (iii) except in the case of the Controlling Secured Parties pursuant to an Act of Required Debtholders, it shall have no right to (A) direct the Intercreditor Agent or any other First-Priority Secured Party to exercise any right, remedy or power with respect to any Common Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Intercreditor Agent or any other First-Priority Secured

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Party of any right, remedy or power with respect to any Common Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Intercreditor Agent or any other First-Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral, and none of the Intercreditor Agent or any other First-Priority Secured Party shall be liable for any action taken or omitted to be taken by the Intercreditor Agent or any other First-Priority Secured Party with respect to any Common Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Intercreditor Agent or any other First-Priority Secured Party to enforce this Agreement.
(b)    Each First-Priority Secured Party hereby agrees that, if it shall obtain possession of any Common Collateral or shall realize any proceeds or payment in respect of any such Common Collateral, pursuant to any First-Priority Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First-Priority Obligations, then it shall hold such Common Collateral, proceeds or payment in trust for the other First-Priority Secured Parties and promptly transfer such Common Collateral, proceeds or payment, as the case may be, to the Intercreditor Agent, to be distributed by the Intercreditor Agent in accordance with the provisions of Section 2.01(a) hereof.
SECTION 2.04    Automatic Release of Liens; Amendments to First-Priority Collateral Documents.
(a)    If at any time any Common Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Intercreditor Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of any Authorized Representative, for the benefit of each Series of First-Priority Secured Parties upon such Common Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Common Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.
(b)    Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Intercreditor Agent to evidence and confirm any release of Common Collateral, whether in connection with a sale of such assets by the relevant owner pursuant to the preceding clauses or otherwise, or amendment to any First-Priority Collateral Document provided for in this Section.
SECTION 2.05    Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under Bankruptcy Law by or against the Company or any of its Subsidiaries.
(b)    If any Grantor shall become subject to a case (a “Bankruptcy Case”) under any Bankruptcy Law, and shall move for approval of financing (“Interim Financing”) to be provided by one or more lenders (the “Interim Lenders”) under Section 364 of the Bankruptcy Code or equivalent provisions

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of the BIA, CCAA or other Bankruptcy Law, or the use of cash collateral under Section 363 of the Bankruptcy Code or equivalent provisions of the BIA, CCAA or other Bankruptcy Law, each First-Priority Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Common Collateral securing the same (“Interim Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such Interim Financing or such Interim Financing Liens or use of cash collateral (and (i) to the extent that such Interim Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First-Priority Secured Parties constituting Interim Financing Liens) are subordinated thereto, and (ii) to the extent that such Interim Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First-Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth herein), in each case so long as (A) the First-Priority Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the Interim Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First-Priority Secured Parties (other than any Liens of the First-Priority Secured Parties constituting Interim Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First-Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any First-Priority Secured Parties as adequate protection or otherwise in connection with such Interim Financing or use of cash collateral, with the same priority vis-a-vis the First-Priority Secured Parties as set forth in this Agreement, (C) if any amount of such Interim Financing or cash collateral is applied to repay any of the First-Priority Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First-Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such Interim Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First-Priority Secured Parties receiving adequate protection shall not object to any other First-Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First-Priority Secured Parties in connection with an Interim Financing or use of cash collateral.
SECTION 2.06    Reinstatement. In the event that any of the First-Priority Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under any Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First-Priority Obligations shall again have been paid in full in cash.
SECTION 2.07    Insurance. As between the First-Priority Secured Parties, the Intercreditor Agent, acting pursuant to an Act of Required Debtholders, shall have the right to adjust or settle any insurance policy or claim covering or constituting Common Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
SECTION 2.08    Refinancings. The First-Priority Obligations of any Series may be Refinanced, in whole or in part, in each case without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of, any First-Priority Secured Party of any other Series, all without affecting the priorities provided for herein or

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the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09    Possessory Collateral Agent as Gratuitous Bailee/Agent for Perfection.
(a)    Each of the 2011 Credit Agreement Collateral Agent, the 2014 Credit Agreement Collateral Agent and the Intercreditor Agent (each, in any capacity in which it holds Possessory Collateral, a “Possessor Agent”) agrees to hold, and acknowledges that it does hold, any Common Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or, in the possession or control of its agents or bailees) as gratuitous bailee and/or gratuitous agent for the benefit and on behalf of each other First-Priority Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to a Possessor Agent, each other Authorized Representative agrees to hold and acknowledges that it will hold any Common Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee and/or gratuitous agent for the benefit and on behalf of each other First-Priority Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First-Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 2.09.
(b)    The duties or responsibilities of the Intercreditor Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Common Collateral constituting Possessory Collateral as gratuitous bailee and/or gratuitous agent for the benefit of each other First-Priority Secured Party for purposes of perfecting the Lien held by such First-Priority Secured Parties therein.
(c)    The agreement of each Possessor Agent to act as gratuitous bailee and/or gratuitous agent pursuant to this Section 2.09 is intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-104(a)(2) and 9-313(c) of the New York UCC.
ARTICLE III
Existence and Amounts of Liens and Obligations
Whenever the Intercreditor Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First-Priority Obligations of any Series, or the Common Collateral subject to any Lien securing the First-Priority Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that, if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Intercreditor Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Intercreditor Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First-Priority Secured Party or any other person as a result of such determination.

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ARTICLE IV
The Intercreditor Agent
SECTION 4.01    Appointment and Authority.
(a)    Each of the First-Priority Secured Parties hereby irrevocably appoints Barclays Bank PLC, to act on its behalf as the Intercreditor Agent hereunder and, for such purposes, as its agent under each of the other First-Priority Collateral Documents and authorizes the Intercreditor Agent to take such actions on its behalf and to exercise such powers as are delegated to the Intercreditor Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First-Priority Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Intercreditor Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Intercreditor Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First-Priority Collateral Documents, or for exercising any rights and remedies thereunder), shall be entitled to the benefits of all provisions of this Article IV of this Agreement, Articles XIII and XIV of the 2011 Credit Agreement, Articles XII and XIII of the 2014 Credit Agreement and the equivalent provision of any Other First-Priority Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First-Priority Collateral Documents) as if set forth in full herein with respect thereto.
(b)    Each Non-Controlling Secured Party acknowledges and agrees that the Intercreditor Agent shall be entitled, for the benefit of the First-Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with any Common Collateral as provided herein and in the First-Priority Collateral Documents, without regard to any rights to which NonControlling Secured Parties would otherwise be entitled as a result of holding any First-Priority Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Intercreditor Agent or any other First-Priority Secured Party shall have any duty or obligation first to marshal or realize upon any type of Common Collateral (or any other Collateral securing any of the First-Priority Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Common Collateral (or any other Collateral securing any First-Priority Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First-Priority Secured Parties waives any claim it may now or hereafter have against the Intercreditor Agent or the Authorized Representative of any other Series of First-Priority Obligations or any other First-Priority Secured Party of any other Series arising out of (i) any actions which the Intercreditor Agent, any Authorized Representative or any First-Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First-Priority Obligations from any account debtor, guarantor or any other party) in accordance with the First-Priority Collateral Documents or any other agreement related thereto or to the collection of the First-Priority Obligations or the valuation, use, protection or release of any security for the First-Priority Obligations, (ii) any election by any Intercreditor Agent or any holders of First-Priority Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05 of this Agreement, any borrowing or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Intercreditor Agent shall not accept any Common Collateral in full or partial satisfaction of any First-Priority Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without

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the consent of each Authorized Representative representing holders of First-Priority Obligations for whom such Collateral constitutes Common Collateral.
SECTION 4.02    Rights as a First-Priority Secured Party; Resignation and Replacement.
(a)    The Person serving as the Intercreditor Agent hereunder shall have the same rights and powers in its capacity as a First-Priority Secured Party under any Series of First-Priority Obligations that it holds as any other First-Priority Secured Party of such Series and may exercise the same as though it were not the Intercreditor Agent and the term “First-Priority Secured Party” or “First-Priority Secured Parties” or (as applicable) “2011 Credit Agreement Secured Party”, “2011 Credit Agreement Secured Parties”, “2014 Credit Agreement Secured Party”, “2014 Credit Agreement Secured Parties”, “Other First-Priority Secured Party” or “Other First-Priority Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Intercreditor Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary of the Company or other Affiliate thereof as if such Person were not the Intercreditor Agent hereunder and without any duty to account therefor to any other First-Priority Secured Party.
(b)    (i)    The Intercreditor Agent may resign at any time upon 30 days’ notice to the Authorized Representatives for the Controlling Secured Parties and the Company. Upon receipt of any such notice of resignation, the Controlling Secured Parties shall have the right pursuant to an Act of Required Debtholders, with the prior consent of the Company (except during the occurrence or continuation of an Event of Default, during which no consent shall be required), to appoint a successor.
(ii)    If no such successor shall have been so appointed by an Act of Required Debtholders and shall have accepted such appointment within 30 days (or, in the event that the Intercreditor Agent determines that it is subject to any conflict of interest, or, in the case of Barclays Bank PLC, if it has resigned or been removed from its role as 2011 Administrative Agent or 2014 Administrative Agent, with 5 business days), after the retiring Intercreditor Agent gives notice of its resignation, then the retiring Intercreditor Agent may, but shall not be required to, with the prior consent of the Company (such consent not to be unreasonably withheld or delayed), on behalf of the Controlling Secured Parties, appoint a successor Intercreditor Agent; provided, that if the Intercreditor Agent shall notify the Company and the Authorized Representatives that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Intercreditor Agent shall be discharged from its duties and obligations hereunder and (2) all payments, communications and determinations provided to be made by, to or through the Intercreditor Agent shall instead be made by or to the Authorized Representatives in respect of the Credit Agreement Obligations (acting jointly) or, after the Discharge of Credit Agreement Obligations, the Major Non-Controlling Authorized Representative, until such time as the Controlling Secured Parties pursuant to an Act of Required Debtholders appoint a successor Intercreditor Agent as provided for above in the preceding paragraph.
(iii)    Upon a successor’s appointment as Intercreditor Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Intercreditor Agent, and the former Intercreditor Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided in the preceding paragraph). After the termination of the service of the former Intercreditor Agent, the provisions of this Article

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IV shall continue in effect for the benefit of such former Intercreditor Agent, its agents, designees and bailees in respect of any actions taken or omitted to be taken by any of them while the former Intercreditor Agent was acting as Intercreditor Agent.
SECTION 4.03    Exculpatory Provisions.
(a)    The Intercreditor Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Intercreditor Agent:
(i)    shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Intercreditor Agent is required to exercise; provided that the Intercreditor Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Intercreditor Agent to liability or that is contrary to any First-Priority Collateral Document or applicable law;
(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Intercreditor Agent or any of its Affiliates in any capacity;
(iv)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the percentage of Controlling Secured Parties required for such action, (ii) in the absence of its own gross negligence or willful misconduct as found by a court of competent jurisdiction in a final and non-appealable judgment or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is not prohibited by the terms of this Agreement (it being understood that the Company is not obligated to deliver such a certificate). The Intercreditor Agent shall be deemed not to have knowledge of any Event of Default under any Series of First-Priority Obligations unless and until notice describing such Event of Default is given to the Intercreditor Agent by the Authorized Representative of such First-Priority Obligations or the Company;
(v)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First-Priority Collateral Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First-Priority Collateral Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First-Priority Collateral Documents, (v) the value or the sufficiency of any Collateral for any Series of First-Priority Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Intercreditor Agent;
(vi)    shall be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided

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for in this agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it;
(vii)    shall not have any fiduciary duties or contractual obligations of any kind or nature under any First-Priority Agreement (but shall be entitled to all protections provided to the Intercreditor Agent and to all protections provided to the applicable Authorized Representative for such Series (as if the Intercreditor Agent were the Authorized Representative) therein);
(viii)    with respect to the 2011 Credit Agreement, 2014 Credit Agreement, any Other First-Priority Agreement or any First-Priority Collateral Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and
(ix)    may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, a certificate of a responsible officer of a Loan Party (it being understood that the Company is not obligated to deliver such a certificate) or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement.
(b)    Each Secured Party acknowledges that, in addition to acting as the initial Intercreditor Agent, Barclays Bank PLC, also serves as 2011 Administrative Agent under the 2011 Credit Agreement and 2014 Administrative Agent under the 2014 Credit Agreement, and each First-Priority Secured Party hereby agrees not to assert any claim (including as a result of any conflict of interest) against Barclays Bank PLC, or any successor, arising from the role of 2011 Administrative Agent under the 2011 Credit Agreement or 2014 Administrative Agent under the 2014 Credit Agreement, so long as Barclays Bank PLC, or any such successor is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct.
(c)    The First-Priority Secured Parties hereby waive any claim they may now or hereafter have against the Intercreditor Agent or any other First-Priority Secured Parties arising out of (i) any actions which the Intercreditor Agent (or any of its representatives) takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with any relevant First-Priority Collateral Documents, or any other agreement related thereto, or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by the Intercreditor Agent (or any of its agents), in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code (or equivalent provisions of any other Bankruptcy Law), or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code (or equivalent provision of any other Bankruptcy Law) by, the Company or any of its Subsidiaries, as debtor-in-possession.
SECTION 4.04    Reliance by Intercreditor Agent. The Intercreditor Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Intercreditor Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not

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incur any liability for relying thereon. The Intercreditor Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Company or counsel for the 2011 Administrative Agent or the 2014 Administrative Agent independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 4.05    Delegation of Duties. The Intercreditor Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First-Priority Collateral Document by or through any one or more sub-agents appointed by the Intercreditor Agent. The Intercreditor Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Intercreditor Agent and any such sub-agent.
SECTION 4.06    Non-Reliance on Applicable Authorized Agent and Other First-Priority Secured Parties. Each First-Priority Secured Party acknowledges that it has, independently and without reliance upon the Intercreditor Agent, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First-Priority Secured Party also acknowledges that it will, independently and without reliance upon the Intercreditor Agent, any Authorized Representative or any other First-Priority Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 4.07    Collateral and Guaranty Matters. Each of the First-Priority Secured Parties irrevocably authorizes the Intercreditor Agent, at its option and in its discretion (but without obligation to do so),
(a)    to release any Lien on any property granted to or held by the Intercreditor Agent under any First-Priority Collateral Document in accordance with Section 2.04 of this Agreement or upon receipt of a written request from the Company stating that the release of such Lien is not prohibited by the terms of each then extant Secured Credit Document; and
(b)    to release any Grantor from its obligations under the First-Priority Collateral Documents upon receipt of a written request from the Company stating that such release is not prohibited by the terms of each then extant Secured Credit Document.
SECTION 4.08    Voting. In connection with any matter under this Agreement requiring a vote of holders of First-Priority Obligations (including an Act of Required Debtholders), each Series of First-Priority Obligations will cast its votes in accordance with the First-Priority Documents governing such Series of First-Priority Obligations. The amount of First-Priority Obligations to be voted by a Series of First-Priority Obligations will equal (1) the aggregate outstanding principal amount of Secured Debt held by such Series of First-Priority Obligations (including outstanding letters of credit whether or not then available or drawn) plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of First Priority Obligations. The Authorized Representative of a Series of First-Priority Obligations shall notify the Intercreditor Agent of (x) the percentage of such First-Priority Obligations required to take the action in question and (y) the total of (1) and (2) above represented by such Series and the portion of such total that voted in favor of the action or proposal in question. The Intercreditor Agent shall, in the case of any vote by the Credit Agreement Secured Parties,

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aggregate the numerator (of affirmative votes) and denominator of all Credit Agreement Obligations in order to determine whether an Act of Required Debtholders has occurred.
ARTICLE V
Miscellaneous
SECTION 5.01    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to the Intercreditor Agent [______________________________]
(b)    2011 Administrative Agent, to it as provided in the 2011 Credit Agreement;

(c)    if to the 2014 Administrative Agent, to it at as provided in the 2014 Credit Agreement;

(d)    if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Intercreditor Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
SECTION 5.02    Waivers; Amendment; Joinder Agreements.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall not be prohibited by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (or its authorized agent) and the Company. Notwithstanding anything in this Section 5.02(b) to the contrary, this

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Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of any Authorized Representative or any First-Priority Secured Party to add other parties holding Other First-Priority Obligations (or any agent or trustee therefor) to the extent such obligations are not prohibited by any First-Priority Collateral Document, by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement. Each party to this Agreement agrees that (i) at the request (and sole expense) of the Company, without the consent of any First-Priority Secured Party, each of the Authorized Representatives shall execute and deliver an acknowledgment and confirmation of such modifications and/or enter into an amendment, a restatement or a supplement of this Agreement to facilitate such modifications (it being understood that such actions shall not be required for the effectiveness of any such modifications), (ii) the Company shall be a beneficiary of this Section 5.02(b) and, upon such execution and delivery, such Authorized Representative and the Other First-Priority Secured Parties and Other First-Priority Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First-Priority Collateral Documents applicable thereto.
SECTION 5.03    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First-Priority Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
SECTION 5.04    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 5.05    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or via electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 5.06    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
SECTION 5.08    Submission to Jurisdiction; Waivers. The Intercreditor Agent and each Authorized Representative, on behalf of itself and the First-Priority Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this

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Agreement and the First-Priority Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive jurisdiction of the courts of the Province of Ontario and appellate courts from any thereof and waives any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 5.01 hereof;
(d)    agrees that nothing herein shall affect the right of any other party hereto (or any First-Priority Secured Party) to effect service of process in any other manner permitted by law; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
SECTION 5.09    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.
SECTION 5.10    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.11    Conflicts.
In the event of any conflict between the terms of this Agreement and the terms of any of the other Secured Credit Documents or First-Priority Collateral Documents, the terms of this Agreement shall govern.
SECTION 5.12    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Priority Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the 2011 Credit Agreement or any Other First-Priority Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First-Priority Obligations as and when the same shall become due and payable in accordance with their terms.

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SECTION 5.13    Authorized Representatives Each of the 2011 Administrative Agent and the 2014 Administrative Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to directions set forth in the 2011 Credit Agreement or the 2014 Credit Agreement, as applicable; and in so doing, neither the 2011 Administrative Agent nor the 2014 Administrative Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. Each of the 2011 Administrative Agent and the 2014 Administrative Agent shall not have duties or obligations under or pursuant to this Agreement other than such duties expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each of the 2011 Administrative Agent and the 2014 Administrative Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the 2011 Credit Agreement or the 2014 Credit Agreement, as applicable.
SECTION 5.14    Joinder Requirements. The Company may designate additional obligations as Other First-Priority Obligations (under the definition thereof) pursuant to this Section 5.14 if (x) the incurrence of such obligations is not prohibited under any First-Priority Document then in effect and (y) the Company shall have delivered an officer’s certificate to the Intercreditor Agent certifying the same. If not so prohibited, the Company shall (i) notify each Representative in writing of such designation and (ii) cause the applicable First-Priority Representative to execute and deliver to each other Representative a Joinder Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Pari Passu Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BARCLAYS BANK PLC,
as Intercreditor Agent

By:
    Name:
    Title:

BARCLAYS BANK PLC,
as Authorized Representative under the 2011 Credit Agreement

By:
    Name:
    Title:

BARCLAYS BANK PLC,
as Authorized Representative under the 2014 Credit Agreement

By:
    Name:
    Title

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Annex A
to Pari Passu Intercreditor Agreement
[Form of]
CONSENT OF GRANTORS
Dated: [____________]
Reference is made to the Pari Passu Intercreditor Agreement, dated as of [____________], among Barclays Bank PLC, as Intercreditor Agent, Barclays Bank PLC, as Authorized Representative under the 2011 Credit Agreement, and [______], as 2014 Administrative Agent (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
Each of the Grantors party hereto has read the foregoing Intercreditor Agreement and consents thereto. Each of the Grantors party hereto confirms that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.
Each of the Grantors party hereto agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Intercreditor Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.
This Consent of Grantors shall be governed and construed in accordance with the laws of the Province of Ontario. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.
[Signatures follow.]

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IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

OPEN TEXT CORPORATION
By:_____________________________
Name:
Title:

[INSERT ADDITIONAL GRANTORS]
By:_____________________________
Name:
Title:

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